EXHIBIT 10.1

Faith Zaslavsky

Dear Faith:

I am delighted to confirm the verbal offer of employment by Theralink Technologies, Inc. (“Theralink” or the “Company”) extended to you on October 19, 2022. Your position will be as President & COO reporting directly to the CEO, Mick Ruxin, M.D. in Golden, Colorado starting on December 5, 2022. Unless otherwise agreed to in writing, you shall render the services at the Company’s RPPA Laboratory in Golden, Colorado, a minimum of 80% of the work week, unless travel is required to support the organizations growth and development.

Salary and Benefits

Your starting compensation will be $400,000/year, which will be paid in accordance with the company’s pay schedule, subject to any legally permissible deductions. Upon the creation of a new equity incentive plan of the Company or an increase in the number of shares available under the existing equity incentive plan, you will be granted 150,000,000 employee stock options vesting at 20% per year beginning upon your start date. These options will have a strike price at the closing price of Theralink stock (THER) on the day that the Board of Directors approves your stock option package. You will also be eligible to receive a bonus of up to 35% of your annual salary per year, based on achievable milestones that you and Theralink’s CEO have agreed upon, such milestones to be in writing within 90 days of your beginning of your employment. You will not be eligible for a bonus for the 2022 calendar year. Your bonus will not be earned and accrued until the Board of Directors awards your bonus, and you must be employed on that date to be eligible to receive the bonus.

The Company will also reimburse you for all reasonable out-of-pocket expenses incurred in the performance of your services, including expenses with respect to pre-approved travel, which are incurred in accordance with the Company’s travel policy. Such expenses shall be payable to you within thirty (30) days after the Company’s receipt of the invoice covering the expenses. The Company shall have no obligation to compensate you for services rendered or expenses incurred after termination of your employment; provided, that such termination shall not relieve the Company of its obligations to reimburse you for such expenses and salary incurred in accordance with the terms hereof prior to such termination.

You will be eligible to participate in the Company’s health and welfare benefit plans at the same rate of employer contribution as other employees, including health and dental insurance. Once a 401(K) plan is formed, which is targeted for 2023, you will be eligible to participate in the Company’s 401(k) plan. The Company shall have the right, from time to time and in its sole discretion, to modify and amend all plans and benefits provided to its employees.

Additional information about the Company’s benefits will be provided to you under separate cover, when completed.

You will be eligible for 20 days of paid time off (PTO) annually, which you will begin accruing on your start date. Your PTO includes six (6) days of sick leave. PTO, for vacation, sick or personal leave, is subject to the terms of the Company’s paid time off policies and procedures.

Restrictive Covenant Agreement

As an employee of the Company, it is likely that you will become knowledgeable about confidential and/or proprietary information related to the operations, products and services of the Company and its clients. Similarly, you may have confidential or proprietary information from prior employers that should not be used or disclosed to anyone at the Company. Therefore, you will be required to read, complete and sign the Company’s standard Confidentiality and Proprietary Rights Agreement, a copy of which was provided to you more than 14 days before receiving this Offer Letter and a copy of which is re-attached as Appendix B (“Proprietary Agreement”) and return it to the Company on or prior to your Employment Start Date.

While you are employed by the Company and twenty-four (24) months thereafter, you will not, and will cause each of your controlled affiliates not to, directly or indirectly, (i) acquire, own, manage, operate, join, control, participate in the ownership, management, operation or control of or engage in, consult with or perform services for, lend money or capital to, invest capital in, or be connected in any manner with, including, without limitation, as a partner or through stock ownership in, any business or person that engages anywhere in the United States of America (the “Restricted Territory”) in the Business (as defined hereinafter) or (ii) become employed by or otherwise render personal services to any person in the Business; provided, however, that you and your controlled affiliates shall not be prohibited from owning up to five percent (5%) of the outstanding stock of a company that is publicly traded on a national securities exchange or in the over-the-counter market so long as you or such affiliate, as applicable, has no active participation in connection with the business of such corporation. As used herein, “Business” means a medical diagnostics company or any company that has a reverse phase protein array (“RPPA”) laboratory, or any company that contracts with a company that has an RPPA laboratory, which is used to develop biomarker and diagnostic tests for patient management and/or biopharma or pharmaceutical research.

During your employment and twenty-four (24) months thereafter, you will not, and will cause each of your controlled affiliates not to, directly or indirectly, induce or attempt to induce (whether for their own account or for the account of any other person) any individual that is an employee of the Company to leave the employ of the Company; provided, however, that nothing herein will prohibit any such party from: (i) using general solicitations (including through search firms) not targeted at employees of the Company, or employing any person who responds to such solicitation; (ii) hiring, employing or discussing employment with any person who contacts such party independently without any solicitations by such party.

During your employment and twenty-four (24) months thereafter, you will not, and will cause each of your controlled affiliates not to, directly or indirectly, knowingly induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

The obligations set forth above shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. If any of such separate covenants (or any part thereof) is deemed invalid or unenforceable, you and the Company agree that such invalid or unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If any of the provisions set forth above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, you and the Company agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

Employee acknowledges that she will have access to the Company’s trade secrets, and that each of the restrictions contained in this Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement are designed to protect the Company’s trade secrets, and reasonable and necessary for the protection of the Company’s trade secrets. Employee further acknowledges that she is earning an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers, as the terms in that phrase are defined in Colorado Revised Statutes 8-2-113. Employee further acknowledges that the definition of “Company Confidential Information” in this Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement does not prohibit disclosure of information that arises from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Employee otherwise has a right to disclose as legally protected conduct. Employee further acknowledges that the Company provided her with a copy of the Company’s standard Confidentiality and Proprietary Rights Agreement before she accepted the Company’s offer of employment and that she is not accepting the terms of this Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement for at least the fifteenth day after Employee received these documents. Employee has received and signed a separate notice advising that she was informed that the offer of employment was conditioned upon executing the restrictive covenants contained in the Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement.

No Conflict of Interest or Other Agreements

This offer is contingent upon there being no contractual impediments or obligations which would restrict your acceptance of this offer. In addition, this offer is made with the understanding that you will not bring with you to the Company confidential or proprietary information belonging to any of your previous employers and that you will refrain from disclosing to us, or using while employed by us, any such confidential or proprietary information. Furthermore, you are expected to comply with any non-disclosure, non-compete, non-solicitation and other provisions of agreements with your previous employers.

At-Will Employment

Your employment with the Company will be “at-will” and shall continue only so long as continued employment is mutually agreeable to you and to the Company. Either you or the Company can terminate the employment relationship at any time, for any reason or no reason at all, with or without notice. The aforementioned statements of Company policy, practices, and benefits do not constitute the terms of an employment contract, either expressed or implied, for any specific duration. Further, the Company maintains the right to change its policies and procedures without notice.

Choice of Law

The internal laws of the State of Colorado, irrespective of its conflict of laws principles, will govern the validity of this Agreement.

General Provisions

This Agreement and the documents referenced herein: (a) are the only agreements between you and the Company concerning the subject matter hereof and supersede any such prior agreement between us, (b) may only be amended or waived in a writing signed by the parties hereto and (c) may not be assigned by either party without the prior written consent of the other.

This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed counterpart delivered by facsimile, email, or other means of electronic transmission shall have the same effect as an original.

This offer is conditioned upon your: (1) completing and returning the Form W-4; (2) satisfactory completion of the Form I-9 and (3) results of your drug test and background check being satisfactory to the Company in its sole and absolute discretion.

Please feel free to contact me with any questions or concerns that you may have regarding this Letter, our benefits package, or any of the terms and conditions of your employment. The terms contained in this Letter supersede all prior understandings, agreements, or representations by or among the parties, whether written or oral, which may have related to your employment with the Company.

We are thrilled to have you join our team. Our company strives to create a work environment that supports its staff and that focuses on bringing actionable medical information to the market benefitting as many lives as possible. Based on our interactions with you thus far, we know that you’ll provide significant contributions that will help us meet our goals.

Sincerely,

/s/ Mick Ruxin, M.D.
Mick Ruxin, M.D.
CEO, Theralink Technologies, Inc.

Employee Acceptance of Conditional Job Offer

/s/ Faith Zaslavsky
Faith Zaslavsky
December 5, 2022

Appendix A

Appendix B

Confidentiality and Proprietary Rights Agreement

This Employee Confidentiality and Proprietary Rights Agreement (“Agreement”) is entered into by and between Theralink Technologies, Inc., a Nevada corporation, (the “Employer”) and Faith Zaslavsky (the “Employee”) (the Employer and the Employee are collectively referred to herein as the “Parties”) as of the start date of your employment (the “Effective Date”).

In consideration of the Employee’s employment by the Employee, which the Employee acknowledges to be good and valuable consideration for her obligations hereunder, the Employer and the Employee hereby agree as follows:

1. Confidentiality and Security.

(a) Confidential Information. The Employee understands and acknowledges that during the course of employment by the Employer, she will have access to and learn about confidential, secret and proprietary documents, materials, data and other information, in tangible and intangible form, of and relating to the Employer and its businesses and existing and prospective customers, suppliers, investors and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee will cause irreparable harm to the Employer, for which remedies at law will not be adequate and may also cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Employee understands and agrees that Confidential Information developed by her in the course of her employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf. The Company acknowledges that any information regarding (i) any technology that is currently licensed or may be licensed in the future that is in the public domain and (ii) the shall not be deemed to be Confidential Information under this Agreement.

Employee acknowledges that she will have access to the Company’s trade secrets, and that each of the restrictions contained in this Agreement are designed to protect the Company’s trade secrets, and reasonable and necessary for the protection of the Company’s trade secrets. Employee further acknowledges that the definition of “Company Confidential Information” does not prohibit disclosure of information that arises from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Employee otherwise has a right to disclose as legally protected conduct.

(b) Disclosure and Use Restrictions. The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer and, in any event, not to anyone outside of the direct employ of the Employer except as required in the performance of the Employee’s authorized employment duties to the Employer and only after execution of a confidentiality agreement by the third party with whom Confidential Information will be shared or with the prior consent of an authorized officer acting on behalf of the Employer in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Employer , except as required in the performance of the Employee’s authorized employment duties to the Employer or with the prior consent of an authorized officer acting on behalf of the Employer in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Employee shall provide written notice of any such order to an authorized officer of the Employer within 24 hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Employer to contest the order or seek confidentiality protections, as determined in the Employer’s sole discretion. In addition, this Section does not, in any way, restrict or impede the Employee from disclosing information as permitted by law.

(c) Duration of Confidentiality Obligations. The Employee understands and acknowledges that her obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Employee first having access to such Confidential Information (whether before or after she begins employment by the Employer) and shall continue during and after her employment by the Employer until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf and shall not continue longer than 2 years from the Effective Date.

2. Proprietary Rights.

(a) Work Product. The Employee acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Employee individually or jointly with others during the period of her employment by the Employer and relating in any way to the business or contemplated business, research or development of the Employer (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefore, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Employer.

For purposes of this Agreement, Work Product includes, but is not limited to, Employer information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

(b) Work Made for Hire; Assignment. The Employee acknowledges that, by reason of being employed by the Employer at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Employer. To the extent that the foregoing does not apply, the Employee hereby irrevocably assigns to the Employer, for no additional consideration, the Employee’s entire right, title and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Employer’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Employer would have had in the absence of this Agreement. However, the Employer, in its sole and absolute discretion, may provide a bonus to the Employee for the Employee’s exemplary contribution to any Work Product or Intellectual Property, which may be developed during her employment.

(c) Further Assurances; Power of Attorney. During and after her employment, the Employee agrees to reasonably cooperate with the Employer at the Employer’s expense to (i) apply for, obtain, perfect and transfer to the Employer the Work Product and Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, executing and delivering to the Employer any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by the Employer. The Employee hereby irrevocably grants the Employer power of attorney to execute and deliver any such documents on the Employee’s behalf in her name and to do all other lawfully permitted acts to transfer the Work Product to the Employer and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Employee does not promptly cooperate with the Employer’s request (without limiting the rights the Employer shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Employee’s subsequent incapacity.

(d) Moral Rights. To the extent any copyrights are assigned under this Agreement, the Employee hereby irrevocably waives, to the extent permitted by applicable law, any and all claims the Employee may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Work Product and all Intellectual Property Rights therein.

(e) No License. The Employee understands that this Agreement does not, and shall not be construed to, grant the Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to her by the Employer.

3. Security.

(a) Security and Access. The Employee agrees and covenants (i) to comply with all Employer security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Employer intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Employer facilities, IT resources and communication technologies (“Facilities Information Technology and Access Resources”); (ii) not to access or use any Facilities and Information Technology Resources except as authorized by Employer; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Employee’s employment by the Employer, whether termination is voluntary or involuntary. The Employee agrees to notify the Employer promptly in the event she learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Facilities and Information Technology Access Resources or other Employer property or materials by others.

(b) Exit Obligations. Upon (i) voluntary or involuntary termination of the Employee’s employment or (ii) the Employer’s request at any time during the Employee’s employment, the Employee shall (a) provide or return to the Employer any and all Employer property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smart phones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Employer documents and materials belonging to the Employer and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Employee, whether they were provided to the Employee by the Employer or any of its business associates or created by the Employee in connection with her employment by the Employer; and (b) delete or destroy all copies of any such documents and materials not returned to the Employer that remain in the Employee’s possession or control, including those stored on any non-Employer devices, networks, storage locations and media in the Employee’s possession or control.

4. Publicity. Employer hereby agrees to use commercially reasonable efforts to obtain the consent of Employee (which consent will not be unreasonably withheld) prior to any and all uses and displays, by the Employer and its agents, of the Employee’s name, voice, likeness, image, appearance and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes and all other printed and electronic forms and media throughout the world, at any time during or after the period of her employment by the Employer, for all legitimate business purposes of the Employer (“Permitted Uses”). Upon receipt of his, her or its consent to any Permitted Use, Employee hereby forever releases the Employer and its directors, officers, employees and agents from any and all claims, actions, damages, losses, costs, expenses and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of her employment by the Employer, in connection with any Permitted Use.

5. Non-disparagement. The Employee agrees and covenants that she will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employer’s products or services, and existing and prospective customers, suppliers, investors and other associated third parties, or make any maliciously false statements about the Employer’s employees and officers. The Employer agrees and covenants that she will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employee. Either party may make truthful statements about the other, if compelled by a governmental agency, court order, legal proceeding, or otherwise required by law, without violating the non-disparagement requirements under this section.

6. Acknowledgment. The Employee acknowledges and agrees that the services to be rendered by her to the Employer are of a special and unique character; that the Employee will obtain knowledge and skill relevant to the Employer’s industry, methods of doing business and marketing strategies by virtue of the Employee’s employment; and that the terms and conditions of this Agreement are reasonable under these circumstances. The Employee further acknowledges that the amount of her compensation reflects, in part, her obligations and the Employer’s rights under this Agreement; that she has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; that she will not be subject to undue hardship by reason of her full compliance with the terms and conditions of this Agreement or the Employer’s enforcement thereof; and that this Agreement is not a contract of employment and shall not be construed as a commitment by either of the Parties to continue an employment relationship for any certain period of time. Nothing in this Agreement shall be construed to in any way terminate, supersede, undermine or otherwise modify the at-will status of the employment relationship between the Employer and the Employee, pursuant to which either the Employer or the Employee may terminate the employment relationship at any time, with or without cause, with or without notice. Employee acknowledges that she will have access to the Company’s trade secrets, and that each of the restrictions contained in this Agreement are designed to protect the Company’s trade secrets, and reasonable and necessary for the protection of the Company’s trade secrets. Employee further acknowledges that she is earning an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers, as the terms in that phrase are defined in Colorado Revised Statutes 8-2-113. Employee further acknowledges that the definition of “Company Confidential Information” in this Agreement does not prohibit disclosure of information that arises from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Employee otherwise has a right to disclose as legally protected conduct. Employee further acknowledges that the Company provided her with a copy of the Company’s standard Confidentiality and Proprietary Rights Agreement before she accepted the Company’s offer of employment and that she is not accepting the terms of this Agreement for at least the fifteenth day after Employee received these documents. Employee has received and signed a separate notice advising that she was informed that the offer of employment was conditioned upon executing the restrictive covenants contained in the Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement.

7. Remedies. The Employee acknowledges that the Employer’s Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee will cause irreparable harm to the Employer, for which remedies at law will not be adequate. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

8. Successors and Assigns.

(a) Assignment by the Employer. The Employer may assign this Agreement to any subsidiary or corporate affiliate of the Employer, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employer. This Agreement shall inure to the benefit of the Employer and permitted successors and assigns.

(b) No Assignment by the Employee. The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

9. Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Colorado without regard to conflicts-of-law principles. Any action or proceeding by either Party to enforce this Agreement shall be brought only in any state or federal court located in the state of Colorado.

10. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter; provided, however, that the offer letter, dated upon her employment shall remain in full force and effect.

11. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by a duly authorized officer of the Employer (other than the Employee). No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

12. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

13. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

THERALINK TECHNOLOGIES, INC.

/s/ Mick Ruxin, M.D.
Mick Ruxin, M.D.
CEO, Theralink Technologies, Inc.

FAITH ZASLAVSKY

/s/ Faith Zaslavsky
Faith Zaslavsky

NOTICE OF REQUIREMENT TO EXECUTE Confidentiality and

Proprietary Rights Agreement AND AN OFFER LETTER CONTAINING A

NON-COMPETE, NON-SOLICIT AND NON-DISCLOSURE

Through her signature below Employee confirms that on or about October 19, 2022, Theralink’s Technologies, Inc. presented to Faith Zaslavsky (“Employee”), forms of the Offer Letter and the Company’s standard Confidentiality and Proprietary Rights Agreement (“Agreement”), which contain non-disclosure, non-compete and non-solicit obligations. The Company has explained that Employee has more than 14 days to review and consider the Agreement and Offer Letter, including consulting with an attorney, before signing them. Company also explained that acceptance of employment with the Company is conditioned on accepting the restrictive covenants and non-disclosure obligations contained in the Offer Letter and Agreement.

Employee further acknowledges that the Offer Letter and Agreement contain a covenant not to compete that could restrict Employee’s options for subsequent employment following her separation of employment. Employee should carefully review the entire Offer Letter and Agreement, including specifically the Offer Letter section entitled Restrictive Covenants and the Agreement section entitled Confidentiality.

Employee further acknowledges that she will have access to the Company’s trade secrets, and that each of the restrictions contained in the Offer Letter and Agreement are designed to protect the Company’s trade secrets, and reasonable and necessary for the protection of the Company’s trade secrets. Employee further acknowledges that she will be earning an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers, as the terms in that phrase are defined in Colorado Revised Statutes 8-2-113. Employee further acknowledges that the definition of “Company Confidential Information” in the Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement does not prohibit disclosure of information that arises from Employee’s general training, knowledge, skill or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Employee otherwise has a right to disclose as legally protected conduct. Employee further acknowledges that the Company provided her with a copy of the Company’s standard Confidentiality and Proprietary Rights Agreement before she accepted the Company’s offer of employment and that she is not accepting the terms of this Offer Letter and Company’s standard Confidentiality and Proprietary Rights Agreement for at least the fifteenth day after Employee received these documents.

THERALINK TECHNOLOGIES, INC.

/s/ Mick Ruxin, M.D.
Mick Ruxin, M.D.
CEO, Theralink Technologies, Inc.

FAITH ZASLAVSKY

/s/ Faith Zaslavsky
Faith Zaslavsky